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Exhibit 22.1  Subsidiaries of the Company

The Company has the following subsidiaries:

3D Systems (Canada), Inc., a British Columbia Corporation ("3D Canada"), a wholly-owned subsidiary of the Company.

                            and

3D Systems, Inc., a California corporation ("3D California"), a wholly-owned subsidiary of 3D Canada.

                            and

3D Systems, Inc. Limited, a U.K. corporation, a wholly-owned subsidiary of 3D California.

                            and

3D Systems GmbH, a German corporation, a wholly-owned subsidiary of 3D
California.

                            and

3D Systems France SARL, a French corporation, a wholly-owned subsidiary of 3D California.

                            and

3D Systems Italia Srl, an Italian Corporation, a wholly-owned subsidiary of 3D California and the Company.

                            and

3D Capital Corporation, a wholly-owned subsidiary of 3D California.

                            and

3D International, Inc., a wholly-owned subsidiary of 3D California.